Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Tintic Gold Mining Company (the "Registrant") on Form 10-QSB for the second quarter ended June 30, 2003, as filed with the Commission on the date hereof (the "Quarterly Report"), we, George Christopulos, CEO, President, and Chairman of the Board of the Registrant, and Hugh Coltharp, Secretary/Treasurer and a director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: August 19, 2003                      /s/ George P. Christopulos
      ----------------                      -------------------------------
                                            George P. Christopulos
                                            Chairman of the Board, President,
                                            CEO, Chief Financial Officer (CFO)


Dated: August 19, 2003                      /s/Hugh N. Coltharp
      ----------------                      -------------------------------
                                            Hugh N. Coltharp
                                            Secretary/Treasurer and director